UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

BRIGHTSPHERE Investment Group plc

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

On November 1, 2018, BrightSphere Investment Group plc (the “Company”) issued a press release and presentation materials setting forth its financial and operating results for the quarter ended September 30, 2018. Copies of the press release and the presentation materials are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, hereto.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2018, the Board of Directors of the Company elected Mary Elizabeth (Maliz) Beams as an independent Director of the Company, effective as of the date of the final closing of the Repurchase (defined below).

Ms. Beams served as the CEO of Retirement Solutions at Voya, the nation’s largest publicly traded retirement platform (Defined Contribution and Retirement Record Keeping platform) from 2011 until 2015. During her time at Voya, she helped lead the company’s spinoff from ING and facilitated the turnaround of 12 businesses that accounted for nearly two-thirds of Voya’s ongoing operating earnings. More recently, Ms. Beams served as Counselor at the Department of State from June 2017 to December 2017. She also served as Interim Chief Executive Officer of the New England Aquarium during 2017. Prior to its recent sale, Ms. Beams was a Board Member, Chair of the Audit Committee and member of the Risk and Compensation Committees of Cetera Financial Group, an investment advice platform and the second largest family of independent broker-dealers in the U.S. She is currently an Advisory Board Member to Vestigo Ventures, an early-stage venture capital firm focused on fintech companies, and also serves on Columbia Business School’s Executive Advisory Board, Financial Studies. She also serves on the New England Aquarium Board; the Global Board of Governors Junior Achievement Worldwide, where she is Treasurer and Chair of Finance Committee; and serves as Overseer, Mount Auburn Hospital, A Harvard Teaching Hospital, Cambridge, MA.  In September 2018, Maliz joined the Cannabis Investment Network Advisory Board. Ms. Beams holds a B.A. in English from Boston College, a CCS in Strategic Planning from Harvard University and an MBA in Marketing & Finance from Columbia University, Graduate School of Business.

Ms. Beams will receive cash compensation for her service as a Director in accordance with the Company’s Non-Employee Director Compensation Policy, the components of which were disclosed in the Company’s Proxy Statement for its 2018 Annual General Meeting, filed on April 30, 2018. In addition, Ms. Beams will be eligible to receive an annual grant of restricted share units of the Company pursuant to the Company’s Non-Employee Director Equity Incentive Plan, in the amount of $100,000 (which such grant will be prorated for service during 2018).

A copy of the press release announcing Ms. Beam’s election is furnished as Exhibit 99.1 hereto.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The information in Item 2.02 and the information filed as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K is being furnished in accordance with Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing.

Exhibit No.	Description

99.1	Earnings press release issued by the Company on November 1, 2018
99.2	Third quarter 2018 earnings presentation of BrightSphere Investment Group plc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	November 1, 2018	BRIGHTSPHERE INVESTMENT GROUP PLC

		By:	/s/ DANIEL K. MAHONEY
		Name:	Daniel K. Mahoney
		Title:	Head of Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings press release issued by the Company on November 1, 2018
99.2	Third quarter 2018 earnings presentation of BrightSphere Investment Group plc